Exhibit 99.1

Century Therapeutics Reports Full Year 2024 Financial Results and Provides Business Update

·	Preclinical pipeline re-prioritization to focus on four potentially transformative programs to advance toward clinic, led by CNTY-308 in B-cell mediated autoimmune diseases and malignancies

·	New concentrated clinical focus for CNTY-101 based on unique profile with transformational potential in autoimmune disease; data anticipated in 2025

·	Cash runway estimate extended into fourth quarter of 2026

PHILADELPHIA, March 19, 2025 -- Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in autoimmune disease and cancer, today reported financial results and business highlights for the full year 2024.

“Today we announced a pipeline re-prioritization to streamline resources on advancing candidates that are potentially transformational or best-in-class in diseases with high unmet need. We ended the year with a strong cash position, which we will leverage to achieve meaningful milestones and drive value for all stakeholders as we take the company forward in a new direction,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “We have made the strategic decision to discontinue the Phase 1 ELiPSE-1 trial early, and we thank the patients, providers and caregivers for their support and participation. We believe CNTY-101 is well-positioned to potentially impact the standard of care meaningfully in B-cell-mediated autoimmune diseases. We are implementing key initiatives to drive toward delivering data in 2025 from the CALiPSO-1 Phase 1 trial, including new site activations and enhanced patient enrollment efforts in both the U.S. and EU, and with further insights from the CARAMEL Phase 1 investigator-initiated clinical trial which is expected to initiate in mid-2025.”

Fourth Quarter 2024 and Recent Highlights

Clinical Pipeline for CNTY-101

·	Phase 1 CALiPSO-1 trial site expansion in United States and Europe: The first patient in our CALiPSO-1 Phase 1 trial in autoimmune diseases is enrolled and scheduled for dosing in March 2025. Five sites in the U.S. are actively screening patients and Century has increased resourcing for trial site activation and proficient recruitment. The company is also expanding the CALiPSO-1 clinical trial to include additional sites in select European countries and expects enrollment at those sites will initiate in the second half of 2025.

·	CARAMEL IIT on track to commence in mid-2025 following CTA approval: In January 2025, the company announced it had entered into an agreement for an investigator-initiated (IIT) Phase 1/2 trial by Professors Georg Schett and Andreas Mackensen of its CD19 CAR-iNK investigational cell therapy candidate CNTY-101 in patients with B-cell mediated autoimmune diseases. The IIT, which is sponsored by the Friedrich-Alexander University Erlangen-Nürnberg, represents the first evaluation by the internationally recognized Schett/Mackensen group of an allogeneic iPSC-derived CD19-directed NK cell therapy for the treatment of autoimmune diseases. The CARAMEL trial is expected to commence in mid-2025 following Clinical Trial Authorization (CTA) approval.

·	Early discontinuation of ELiPSE-1 program in late-stage R/R NHL: While the company remains encouraged by the clinical activity and tolerability profile of CNTY-101 in late-stage relapsed-refractory non-Hodgkin’s lymphoma (R/R NHL), the emerging clinical data do not meet the company’s threshold to be considered transformational in this patient population and the program is being discontinued. The company is committed to providing continued treatment access in the ELiPSE-1 trial for patients showing benefit. We believe the ELiPSE-1 data continues to reinforce the potential of CNTY-101 in autoimmune diseases: in addition to encouraging clinical activity in a difficult to treat R/R NHL population and a favorable tolerability profile, translational data also showed evidence of CNTY-101 trafficking to lymph nodes and deep B cell depletion following treatment. The ELiPSE-1 data continues to support proof-of-concept for Allo-Evasion™ and the ability to enable repeat dosing of the company’s cell therapies. Further data is expected to be presented in 2025.

Preclinical Pipeline

“We look forward to our planned webinar next month where we will dive deeper into the programs we are taking forward. We believe these exciting programs unlock an opportunity to replace current therapies and expand application of cell therapy to areas with serious medical need, starting with what we believe to be our unique ab CD4+/CD8+ CAR-T cells combined with our most advanced Allo-Evasion™ 5.0 technology ,” said Chad Cowan, Ph.D., Chief Scientific Officer of Century Therapeutics. “In the case of CNTY-308 and CNTY-341 in B-cell-mediated diseases, we are aiming for comparable or better performance to approved autologous CAR-T therapies. With our combined expertise in protein engineering, cell differentiation, and manufacturing, we aim to launch allogeneic cell therapies at antibody-like scale and cost. For our solid tumor and non-immune cell programs, this brings the potential to expand access to cell therapies much more broadly.”

·	Announced pipeline re-prioritization and live webcast on April 22nd: Today the company announced four new prioritized programs anchored by advanced iPSC-derived ’tunable’ CD4+/CD8+ ab T cells with target profiles comparable to autologous CART cells. All four programs are engineered with the company’s proprietary immune evasion technology, Allo-Evasion™ 5.0, designed to enable holistic evasion of T cell, NK cell, and humoral immunity. Management will host a live webcast on Tuesday, April 22nd to discuss each of the prioritized programs in more detail.

·	Advancing CNTY-308 toward product candidate selection: CNTY-308 is a CD19-targeted CAR-iT cell therapy engineered with Allo-Evasion™ 5.0 which has demonstrated preclinical characteristics comparable to autologous CD19 CAR-T cells, including proliferation on target engagement, cytokine secretion, cytotoxic elimination of tumor cells, persistence and proliferation on rechallenge. CNTY-308 is being developed for B-cell mediated autoimmune diseases and malignancies. The company expects to initiate IND-enabling studies with CNTY-308 in mid-2025.

·	Three additional preclinical programs being taken forward based on their profiles: CNTY-341 is a CD19/CD22 dual-targeted CAR-iT cell therapy engineered with Allo-Evasion™ 5.0 which pairs dual targeting and primary T-cell-like functionality in an allogeneic cell with the goal of providing a differentiated therapy for B cell malignancies. The next program is the company’s first solid tumor CAR iT program exploiting Nectin-4 CAR and other validated targets, engineered with Allo-Evasion™ 5.0 and additional engineering aimed at overcoming the key barriers to success in treating solid tumors. In addition, the company is leveraging its expertise in selective iPSC differentiation to non-immune effector cells with opportunities to potentially accelerate in high-impact therapeutic areas where the company believes its technology and capabilities provide meaningful differentiation.

Full Year 2024 Financial Results

·	Cash Position: Cash, cash equivalents, and marketable securities were $220.1 million as of December 31, 2024, as compared to $261.8 million as of December 31, 2023. Net cash used in operations was $110.1 million for the year ended December 31, 2024, compared to net cash used in operations of $88.3 million for the year ended December 31, 2023. The company estimates its cash, cash equivalents, and investments will support operations into the fourth quarter of 2026.

·	Collaboration Revenue: Collaboration revenue generated through the company’s collaboration, option, and license agreement with Bristol-Myers Squibb was $6.6 million.

·	Research and Development (R&D) Expenses: R&D expenses were $107.2 million for the year ended December 31, 2024, compared to $92.7 million for the same period in 2023. The increase in R&D expenses is most notably due to increase in research and laboratory costs due to progression of the ELiPSE-1 clinical trial, start-up costs relating to the CALiPSO-1 trial, and manufacturing costs related to the company’s collaboration with FujiFilm Cellular Dynamics, Inc.

·	General and Administrative (G&A) Expenses: G&A expenses were $33.2 million for the year ended December 31, 2024, compared to $34.7 million for the same period in 2023. The decrease was primarily due to a decrease in employee headcount during the 2024 fiscal year.

·	Net Loss: Net loss was $126.6 million for the year ended December 31, 2024, compared to net loss of $136.7 million for the same period in 2023.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer and autoimmune diseases that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived cell product candidates are designed to specifically target hematologic and solid tumor cancers, with a broadening application to autoimmune diseases. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer and autoimmune disease care. For more information on Century Therapeutics, please visit www.centurytx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101; our ability to progress CNTY-101 through clinical development; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain FDA clearance of our future IND submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Morgan Conn, PhD

Chief Financial Officer

investor.relations@centurytx.com

JPA Health

Sarah McCabe

smccabe@jpa.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	December 31,	December 31,
Assets	2024	2023
Current Assets:
Cash and cash equivalents	$58,441	$47,324
Short-term investments	130,851	125,414
Prepaid expenses and other current assets	4,759	4,256
Total current assets	194,051	176,994
Property and equipment, net	62,141	71,705
Operating lease right-of-use assets, net	28,706	20,376
Long-term investments	30,818	89,096
Goodwill	-	-
Intangible assets	34,200	-
Other long-term assets	3,300	2,520
Total assets	$353,216	$360,691

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$3,075	$2,741
Accrued expenses and other liabilities	17,543	10,733
Long-term debt, current	-	-
Deferred revenue, current	109,164	4,372
Total current liabilities	129,782	17,846
Operating lease liability, noncurrent	48,960	46,658
Long-term debt, net	-	-
Other long-term liabilities	-	56
Deferred revenue	-	111,381
Contingent consideration liability	8,738	-
Deferred tax liability	4,374	-
Total liabilities	191,854	175,941
Stockholders' equity
Common stock	9	6
Additional paid-in capital	943,366	840,407
Accumulated deficit	(782,337)	(655,771)
Accumulated other comprehensive loss	324	108
Total stockholders' equity	161,362	184,750
Total liabilities and stockholders' equity	$353,216	$360,691

Century Therapeutics, Inc
Condensed consolidated statements of operations
(unaudited, in thousands, except share and per share amounts)

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Collaboration Revenue	$6,589	$2,235

Operating Expenses
Research and development	107,244	92,710
General and administrative	33,155	34,706
In-process research and development	-	5,000
Impairment on long-lived assets	-	16,365
Impairment of goodwill	4,327	-
Total operating expenses	144,726	148,781

Loss from operations	(138,137)	(146,546)

Interest expense	-	(540)
Interest income	13,007	12,677
Other income, net	354	(383)
Loss before provision for income taxes	(124,776)	(134,792)
Provision for income taxes	(1,790)	(1,881)
Net Loss	$(126,566)	$(136,673)

Unrealized gain (loss) on investments	153	2,602
Foreign currency translation adjustment gain (loss)	63	(32)
Comprehensive loss	$(126,350)	$(134,103)

Net loss per common share - Basic and Diluted	(1.61)	(2.30)

Weighted average common shares outstanding	78,648,958	59,314,389